UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) December 1, 2016

Dominion Midstream Partners, LP

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-36684	45-5135781
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Tredegar Street Richmond, Virginia	23219
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code (804) 819-2000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

On December 1, 2016, Dominion Midstream Partners, LP (the “Partnership”) consummated the transactions contemplated by the Contribution, Conveyance and Assumption Agreement (the “Contribution Agreement”), dated as of October 28, 2016, with Dominion Resources, Inc. (“Dominion”) and QPC Holding Company (“Holdco”), a wholly owned subsidiary of Dominion. Pursuant to the Contribution Agreement, Holdco contributed to the Partnership and the Partnership acquired from Holdco all of the issued and outstanding membership interests of Questar Pipeline, LLC (successor by statutory conversion to and formerly known as Questar Pipeline Company) (“Questar Pipeline”) in exchange for consideration of $1.29 billion, consisting of (i) common units representing limited partner interests in the Partnership (“Common Units”) with a value of $167,303,006.17, (ii) Series A Convertible Preferred Units representing limited partner interests in the Partnership (“Preferred Units”) with a value of $300 million and (iii) $822,696,993.83 in cash (collectively, the “Acquisition”). Additionally, on December 1, 2016, pursuant to the terms of the Contribution Agreement, the Partnership (i) repurchased 6,656,839 common units from Dominion MLP Holding Company II, Inc. (“Dominion Holdco II”) and Dominion MLP Holding Company III, Inc. and (ii) repaid $300.8 million of outstanding indebtedness payable to Dominion Holdco II pursuant to a promissory note dated April 1, 2015. The Acquisition was evaluated for its fairness and approved by the conflicts committee of the Board of Directors (the “Conflicts Committee”) of Dominion Midstream GP, LLC, the general partner of the Partnership (the “General Partner”). The Conflicts Committee, which is composed entirely of independent directors, retained an independent financial advisor and legal counsel to assist it in evaluating the Acquisition.

A portion of the cash required in connection with the Acquisition and the related transactions completed on December 1, 2016 and described above was provided by a term loan in the amount of $300 million (the “Term Loan”) borrowed on December 1, 2016 under the Term Loan Agreement dated as of October 28, 2016 among the Partnership, Holdco, Royal Bank of Canada, as Administrative Agent, Mizuho Bank, Ltd., as Syndication Agent and the several lenders from time to time parties thereto (the “Term Loan Agreement”). The Term Loan Agreement was described in and filed as Exhibit 10.2 to the Partnership’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 31, 2016 (the “Signing 8-K”), which description and exhibit are incorporated herein by reference. The Term Loan bears interest at a variable rate and the entire principal amount will be due on December 1, 2019.

Item 2.03	Creation of a Direct Financial Obligation.

The information set forth in Item 2.01 regarding the Term Loan borrowed by the Partnership pursuant to the Term Loan Agreement in connection with the Transaction is incorporated by reference into this Item 2.03. As a result of the borrowing of the Term Loan, the Partnership has become obligated on a direct financial obligation that is material to the Partnership.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 2.01 regarding the Acquisition is incorporated by reference into this Item 3.02. The issuance of Common Units and Preferred Units as partial consideration for the Acquisition has been undertaken in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) thereof.

As reported by the Partnership in the Signing 8-K, the Partnership entered into a Series A Preferred Unit and Common Unit Purchase Agreement (the “Purchase Agreement”) on October 27, 2016, with certain affiliates of Stonepeak Infrastructure Partners, Magnetar Financial LLC, First Reserve Advisors, L.L.C., Kayne Anderson Capital Advisors, L.P. and Tortoise Capital Advisors, LLC (collectively, the “Purchasers”) to issue and sell in a private placement (the “Private Placement”) $137.5 million of Common Units and at least $450 million of Preferred Units (together with the Common Units issued and sold under the Purchase Agreement, the “Purchased Units”). Pursuant to the Purchase Agreement, the Partnership had the option to require the Purchasers, on a pro rata basis, to purchase additional Preferred Units for cash consideration of up to $150 million. On November 18, 2016, the Partnership exercised this option in part, requiring the Purchasers, on a pro rata basis, to purchase an additional $50 million of Preferred Units. Pursuant to the terms of the Purchase Agreement, the Partnership issued and sold the Purchased Units to the Purchasers on December 1, 2016. The Private Placement of the Purchased Units pursuant to the Purchase Agreement has been undertaken in reliance upon an exemption from the registration requirements of the Securities Act pursuant to Section 4(a)(2) thereof.

Item 3.03	Material Modification to Rights of Securities Holders.

On December 1, 2016, the Partnership issued the Preferred Units pursuant to the Purchase Agreement, which Preferred Units entitle their holders to certain rights that are senior to the rights of holders of Common Units, such as rights to certain distributions and rights upon liquidation of the Partnership. In addition, on December 1, 2016, in connection with the Private Placement, the Partnership entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Purchasers relating to the registered resale of the Purchased Units and the Common Units that are issuable upon conversion of the Preferred Units (the “Conversion Unit Registrable Securities” and collectively with the Purchased Units, the “Registrable Securities”). The general effect of the issuance of the Preferred Units and entry into the Registration Rights Agreement upon the rights of the holders of Common Units is more fully described in Items 5.03 and 8.01 of this Current Report on Form 8-K, which descriptions are incorporated in this Item 3.03 by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 1, 2016, in connection with the Private Placement, the General Partner amended and restated the First Amended and Restated Agreement of Limited Partnership of the Partnership by executing the Second Amended and Restated Agreement of Limited Partnership of the Partnership (the “Second Amended and Restated Partnership Agreement”), which sets forth the rights, preferences, privileges and other terms relating to the Preferred Units (see primarily Section 5.11 of the Second Amended and Restated Partnership Agreement).

A summary of the rights, preferences and privileges of the Preferred Units and other material terms and conditions of the Second Amended and Restated Partnership Agreement is set forth in the Signing 8-K, and is incorporated into this report by reference.

The foregoing description of the Second Amended and Restated Partnership Agreement does not purport to be complete and is qualified in its entirety by reference to the text of the Second Amended and Restated Partnership Agreement, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01	Other Events

On December 1, 2016, in connection with the Private Placement, the Partnership entered into the Registration Rights Agreement with the Purchasers relating to the registered resale of the Registrable Securities. Pursuant to the Registration Rights Agreement, the Partnership is required to use its commercially reasonable efforts to file a registration statement for such registered resale and to cause the registration statement to become effective (i) with respect to the Common Units issued and sold under the Purchase Agreement (the “PIPE Unit Registrable Securities”), no later than March 31, 2017, (ii) with respect to the Conversion Unit Registrable Securities, no later than December 1, 2018 and (iii) with respect to the Preferred Units issued and sold under the Purchase Agreement (the “Preferred Unit Registrable Securities”), no earlier than December 1, 2021 and no later than 180 days following the receipt of written request to effect such registration from Purchasers holding a majority of the Preferred Unit Registrable Securities, provided that the Purchasers own more than 50% of the Preferred Units purchased under the Purchase Agreement as of the date of such request. If the Partnership fails to cause such registration statements to become effective by such dates, the Partnership will be required to pay certain amounts to the holders of the Registrable Securities as liquidated damages. In certain circumstances, and subject to customary qualifications and limitations, the holders of PIPE Unit Registrable Securities and Conversion Unit Registrable Securities (collectively, the “Common Unit Registrable Securities”) will have piggyback registration rights on offerings of Common Unit Registrable Securities initiated by certain other holders, and certain Purchasers will have rights to request that the Partnership initiate up to three Underwritten Offerings (as defined in the Registration Rights Agreement) of Common Unit Registrable Securities. Generally, holders of Registrable Securities will cease to have rights under the Registration Rights Agreement (i) with respect to the Conversion Unit Registrable Securities, on the second anniversary of the date on which all Preferred Units have been converted into Common Units pursuant to the Second Amended and Restated Partnership Agreement (as defined in Item 5.03 above) and (ii) with respect to the PIPE Unit Registrable Securities, on the fifth anniversary of the date on which a registration statement for the registered resale of the PIPE Unit Registrable Securities becomes effective, unless such rights cease earlier pursuant to the terms of the Registration Rights Agreement.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the text of the Registration Rights Agreement, a copy of which is filed as Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

The Partnership will file any financial statements required by this Item not later than 71 days after the date on which this Form 8-K is required to be filed.

(b) Pro Forma Financial Information.

The Partnership will file any financial statements required by this Item not later than 71 days after the date on which this Form 8-K is required to be filed.

(d) Exhibits.

Exhibit Number	Description

3.1	Second Amended and Restated Agreement of Limited Partnership of Dominion Midstream Partners, LP, dated as of December 1, 2016 (filed herewith).

4.1	Registration Rights Agreement, dated as of December 1, 2016, by and between Dominion Midstream Partners, LP and the Purchasers party thereto (filed herewith).

10.1	$300,000,000 Term Loan Agreement, dated as of October 28, 2016, among Dominion Midstream Partners, LP, QPC Holding Company, as Guarantor, the several lenders from time to time parties thereto, Royal Bank of Canada, as Administrative Agent, and Mizuho Bank, Ltd., as Syndication Agent (incorporated by reference to Exhibit 10.2 Dominion Midstream Partners, LP’s Form 8-K filed October 31, 2016, File No. 001-36684).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOMINION MIDSTREAM PARTNERS, LP

	By:	Dominion Midstream GP, LLC,
its general partner

Date: December 1, 2016

	By:	/s/ James R. Chapman
		Name:	James R. Chapman
		Title:	Senior Vice President – Mergers & Acquisitions and Treasurer

EXHIBIT INDEX

Exhibit Number	Description

3.1	Second Amended and Restated Agreement of Limited Partnership of Dominion Midstream Partners, LP, dated as of December 1, 2016 (filed herewith).

4.1	Registration Rights Agreement, dated as of December 1, 2016, by and between Dominion Midstream Partners, LP and the Purchasers party thereto (filed herewith).

10.1	$300,000,000 Term Loan Agreement, dated as of October 28, 2016, among Dominion Midstream Partners, LP, QPC Holding Company, as Guarantor, the several lenders from time to time parties thereto, Royal Bank of Canada, as Administrative Agent, and Mizuho Bank, Ltd., as Syndication Agent (incorporated by reference to Exhibit 10.2 Dominion Midstream Partners, LP’s Form 8-K filed October 31, 2016, File No. 001-36684).